FIRST AMENDMENT TO SUBADVISORY AGREEMENT

This FIRST AMENDMENT to the Subadvisory Agreement (as defined below) is made and entered into effective February 1, 2026 (the “Amendment”), by and among MORNINGSTAR FUNDS TRUST (the “Trust”), a Delaware statutory trust, MORNINGSTAR INVESTMENT MANAGEMENT LLC (the “Adviser”) a Delaware limited liability company registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and SSI INVESTMENT MANGEMENT LLC, a limited liability company under the laws of the State of Delaware (the “Subadviser”), and also registered under the Advisers Act.

W I T N E S S E T H:

WHEREAS, the Trust, Adviser and Subadviser are parties to the Subadvisory Agreement dated December 29, 2023 (the “Agreement”).

WHEREAS, the Trust, Adviser and Subadviser desire to amend the Agreement, on the terms and conditions set forth herein.

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1.   Exhibit A is deleted in its entirety and replaced with Exhibit A attached hereto and incorporated herein.

2.   In the event of a conflict between the terms of this Amendment and the Agreement, the terms of the Amendment shall control.

3.   This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.   Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

[Remainder of page intentionally blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers on the day and year first written above.

MORNINGSTAR FUNDS TRUST

By:	/s/ D. Scott Schilling

Name:	D. Scott Schilling

Title:	Chief Compliance Officer

MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:	/s/ Daniel Needham

Name:	Daniel Needham

Title:	Co-President

SSI INVESTMENT MANAGEMENT LLC

By:

Name:

Title:

EXHIBIT A

SUBADVISORY AGREEMENT

AMONG

MORNINGSTAR FUNDS TRUST,

MORNINGSTAR INVESTMENT MANAGEMENT LLC AND

SSI INVESTMENT MANAGEMENT LLC.

Effective February 1, 2026

Funds of the Trust	Subadvisory Fees

Morningstar Alternatives Fund

[Remainder of page intentionally blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A in the Amendment to be duly executed by their duly authorized officers on the day and year first written above.

MORNINGSTAR FUNDS TRUST

By:

Name:	D. Scott Schilling

Title:	Chief Compliance Officer

MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:

Name:	Daniel Needham

Title:	Co-President

SSI INVESTMENT MANAGEMENT LLC

By:

Name:

Title: